EXHIBIT 99.2

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
Overview
On November 30, 2016, Emerson Electric Co. (the "Company”) completed the previously announced sale of its network power systems business to a group of entities controlled by Platinum Equity Advisors, LLC for approximately $4 billion in cash, subject to post-closing adjustments, and retained a subordinated interest in distributions, contingent upon the equity holders first receiving a threshold return on their initial investment.
Basis of Presentation
The unaudited pro forma consolidated balance sheet as of September 30, 2016 has been prepared as if the sale transaction occurred on September 30, 2016.
The unaudited pro forma consolidated statements of earnings for the years ended September 30, 2016, 2015 and 2014 are not included herein as the results of the network power systems business were reported as discontinued operations in the Company's historical financial statements in its most recent Annual Report on Form 10-K, filed with the SEC on November 16, 2016 (the "Form 10-K").

The unaudited pro forma consolidated financial statements are presented for illustrative purposes only and are not intended to represent what the Company's financial position would have been if the transaction described above had occurred as of the date indicated. In addition, the unaudited pro forma consolidated financial statements are based on preliminary estimates and assumptions that are subject to change and therefore, are not necessarily indicative of the Company's future financial position.
The unaudited pro forma consolidated financial statements should be read in conjunction with the Company's historical consolidated financial statements, the accompanying notes and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Form 10-K.

EXHIBIT 99.2

EMERSON ELECTRIC CO. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
(Dollars in millions, except per share amounts)

	September 30, 2016
	As Reported	Divestiture of Network Power Systems		Adjustments		Pro Forma
ASSETS
Current Assets
Cash and equivalents	$3,182			4,000	(a)	7,182
Receivables, net	2,701					2,701
Inventories	1,208					1,208
Other current assets	669					669
Current assets held-for-sale	2,200	(1,691)	(b)			509
Total current assets	9,960	(1,691)		4,000		12,269

Property, plant & equipment, net	2,931					2,931

Other Assets
Goodwill	3,909					3,909
Other intangible assets	902					902
Other	211					211
Noncurrent assets held-for-sale	3,830	(2,936)	(b)			894
Total other assets	8,852	(2,936)		—		5,916
Total assets	$21,743	(4,627)		4,000		21,116

LIABILITIES & EQUITY
Current liabilities
Short-term borrowings and current maturities of long-term debt	$2,584					2,584
Accounts payable	1,517					1,517
Accrued expenses	2,126			153	(c)	2,279
Income taxes	180			409	(d)	589
Current liabilities held-for-sale	1,601	(1,291)	(b)			310
Total current liabilities	8,008	(1,291)		562		7,279

Long-term debt	4,062					4,062

Other liabilities	1,729					1,729

Noncurrent liabilities held-for-sale	326	(227)	(b)			99

Equity
Common stock, $0.50 par value; authorized, 1,200,000,000 shares; issued, 953,354,012 shares; outstanding 642,796,490 shares	477					477
Additional paid-in-capital	205					205
Retained earnings	21,716	(3,351)	(e)	3,438	(e)	21,803
Accumulated other comprehensive (loss)	(1,999)	242	(b)			(1,757)
	20,399	(3,109)		3,438		20,728
Less: Cost of common stock in treasury, 310,557,522 shares	12,831					12,831
Common stockholders' equity	7,568	(3,109)		3,438		7,897
Noncontrolling interests in subsidiaries	50					50
Total equity	7,618	(3,109)		3,438		7,947
Total liabilities and equity	$21,743	(4,627)		4,000		21,116

See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

EXHIBIT 99.2

NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

a.	Cash proceeds of $4 billion for the sale of the network power systems business, including $48 million related to deferred closings pending regulatory approval for transfer of certain assets.

b.
Elimination of the assets and liabilities of the network power systems business, which were reported as held-for-sale in the financial statements in the Annual Report on Form 10-K for the year ended September 30, 2016, and the accumulated other comprehensive loss related to the business.

c.	Estimated costs to complete the transaction, and post-closing working capital and other adjustments, which will be settled subsequent to closing.

d.	Estimated income taxes payable related to the gain on sale of the network power systems business.

e.	Reflects the net impact of the items noted above.

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